Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

IVIVA Medical, Inc., a Delaware corporation
Lung Bioengineering Inc., a Delaware corporation
Miromatrix Medical Inc., a Delaware corporation
Revivicor, Inc., a Delaware corporation
United Therapeutics Europe, Ltd., a company incorporated under the laws of England and Wales
United Therapeutics Ireland Limited, a company incorporated under the laws of Ireland
United Therapeutics Netherlands B.V., a company incorporated under the laws of the Netherlands
Unither Biotech Inc., a Canadian company
Unither Bioelectronics, Inc., a Canadian company
Unither Pharma, LLC, a Delaware limited liability company
Unither Pharmaceuticals, LLC, a Delaware limited liability company
Unither Telmed, Ltd., a Delaware corporation
Unither Therapeutik GmbH, a German company
Unither.com, Inc., a Delaware corporation
UTASIA Inc., a Delaware corporation
1109 Spring Managing Holdings, LLC, a Delaware limited liability company
1109 Spring Managing Member, LLC, a Delaware limited liability company
1111 Spring Holdings, LLC, a Delaware limited liability company